UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2007
ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-20805 (Commission File Number)	23-2476415 (IRS Employer Identification No.)
509 Commerce Street, East Wing
Franklin Lakes, NJ
(201) 651-5140
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 8.01. Other Events.
ReGen Biologics, Inc. (the “Company”) provided an update indicating feedback was received from the Food and Drug Administration (the “FDA”) with respect to its 510(k) submission for its collagen scaffold device. In a letter, the FDA requested additional information from the Company, which information the FDA stated was necessary to complete its review of the Company’s 510(k) submission.
If the Company does not either request an extension of time or provide the requested information within 30 days of the date of the letter, the 510(k) submission will be deemed withdrawn. The Company anticipates that, within the 30 day period, it will be meeting with or having discussions with representatives at the FDA and/or providing additional information in response to the letter.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.
Date: April 3, 2007	By:	/S/ BRION D. UMIDI
Brion D. Umidi
Senior Vice President and Chief Financial Officer